Exhibit 99.1

Cipherloc Approved as Johnson Controls Subcontractor

AUSTIN, TX – November 18, 2020 – Cipherloc Corporation (OTCQB:CLOK) (“CipherLoc”), a developer of advanced encryption technology, announced that it has been approved as an authorized subcontractor for the Building Technologies & Solutions (BT&S) business unit of Johnson Controls.

“We are excited to be approved as an authorized JCI subcontractor, an example of Cipherloc’s ongoing efforts to develop and advance new sales opportunities across multiple end markets in need of enhanced digital security solutions” said David Chasteen, Chief Executive Officer at Cipherloc Corporation. “We look forward to working proactively on several promising use cases where our Polymorphic Encryption solutions align with customer needs.”

Johnson Controls International Plc (JCI) engages in the provision of buildings products, energy solutions, integrated infrastructure and next generation transportation systems. Its technology and service capabilities include fire, security, HVAC, power solutions and energy storage to serve various end markets including large institutions, commercial buildings, retail, industrial, small business and residential. Johnson Controls’ worldwide sales tops $23 billion and are currently number 439 on the Fortune Global 500 list.

About Cipherloc Corporation (OTCQB: CLOK)

Cipherloc Corporation provides advanced technology and expertise to secure your data and safeguard your privacy with the speed you need today and the agility you’ll need tomorrow. Our patented Polymorphic Encryption technology provides a layer of security that is stronger, adaptable, and scalable across a variety of applications and systems. Learn more at www.cipherloc.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set forth in the Company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements.

Investor Contact:

Matt Kreps

Darrow Associates Investor Relations

214-597-8200

mkreps@darrowir.com